UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 28, 2019

PC CONNECTION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Rt. 101A, 730 Milford Road, Merrimack, NH 03054
(Address of principal executive offices) (Zip Code)

(603) 683-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, PC Connection, Inc. a Delaware corporation (the “Company”) appointed Thomas C. Baker as Senior Vice President, Treasurer, and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, effective March 1, 2019.  Mr. Baker, age 53, replaces Stephen P. Sarno in these roles.

Mr. Baker served as Corporate Vice President and Chief Financial Officer for the New Markets and Service Group at Applied Materials, Inc. since 2013. He previously served as Vice President of finance for Varian Semiconductor Equipment Associates from 2006 to 2013, and successfully led the finance integration following the acquisition of Varian Semiconductor of Applied Materials in 2011.

Mr. Baker’s annual base salary will be $375,000, and he will be eligible to participate in the Company’s Executive Bonus Plan at a basic rate of 100% of base salary, subject to performance-based acceleration tables. Additionally, Mr. Baker will be granted 20,000 restricted stock units entitling him to receive an equal number of shares of the Company’s common stock, such restricted stock units to vest at a rate of 25% per year, beginning with the first anniversary of the date of his employment.

Pursuant to the terms of his employment agreement, in the event Mr. Baker’s employment is terminated for any reason other than death, disability, or cause, he is entitled to receive severance payments in an amount equal to his base salary at the rate in effect on the date of termination (the “Termination Date”) for a period of (i) six months or (ii) until such time as he secures other employment, whichever is shorter.

Mr. Sarno resigned effective February 28, 2019 to pursue other opportunities.  His departure from the Company will be treated as entitling him to the payments and benefits contemplated by his employment agreement for separations other than for death, disability, or cause.

Item 9.01      Financial Statements and Exhibits.

           (d)       Exhibits.

Exhibit No.	Description
99.1	Press Release issued by PC Connection, Inc. on February 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.

By:	/s/ Timothy McGrath
Timothy McGrath
President and Chief Executive Officer

Date: February 28, 2019